EXHIBIT 32

WRITTEN STATEMENT PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Hampshire Funding, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Ronald R. Angarella, Chairman and Chief Executive Officer of the Company, and Russell C. Simpson, Chief Financial Officer of the Company, each hereby certify that, to his knowledge:

(1)          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ronald R. Angarella
Ronald R. Angarella
Chairman and Chief Executive Officer

November 11, 2004

/s/ Russell C. Simpson
Russell C. Simpson
Chief Financial Officer

November 11, 2004